Dekania Corp. Announces Stockholder Approval of its Dissolution and Liquidation

PHILADELPHIA, Feb. 9 / -- Dekania Corp. (NYSE Alternext US: DEK; DEK.WS; DEK.U) (the "Company") announced today that its stockholders voted to approve the dissolution of the Company and its proposed plan of liquidation, as presented in the Company's proxy statement dated January 22, 2009, at the special meeting of stockholders held on February 6, 2009.

The Company intends to file its Certificate of Dissolution with the Secretary of State of the State of Delaware as soon as practicable. Following the dissolution, and pursuant to the plan of liquidation, the Company's securities will be delisted from NYSE Alternext US and it will deregister its securities from the Securities and Exchange Commission. As a result, the Company will no longer be a public reporting company.

Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company will distribute the funds in the trust account established as part of its initial public offering ("IPO") to the holders of shares of common stock sold in the IPO. The dissolution process will take time and management cannot currently determine when it will commence distribution of the funds in the Company's trust account. The Company will subsequently announce the record date for determining the shareholders entitled to receive liquidating distributions. No payments will be made in respect of the Company's outstanding warrants or to any of the Company's initial stockholders with respect to the shares owned by them prior to the IPO.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to complete a business combination and those other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

Contact Information:

David Nathaniel

Secretary and Chief Investment Officer

Tel - 646-673-8020

dnathaniel@cohenandcompany.com

www.dekaniacorp.com